UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2025

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 1410, Boston, MA 02210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2025, Ondas Holdings Inc. (the “Company”) completed the previously announced acquisition of Smart Precision Optics S.P.O LTD., a company organized under the laws of the State of Israel (“SPO”), pursuant to (i) the Share Purchase Agreement, dated August 20, 2025 (the “SPA”), by and among the Company, SPO, Shamir Investment Entrepreneurship ACS LTD., an agricultural cooperative society organized under the laws of the State of Israel (“Shamir”) and (ii) the Side Letter, dated August 20, 2025, by and among the Company, SPO and Shamir (the “Side Letter,” together with the SPA, the “Agreement”). The Company previously disclosed the Agreement on the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 26, 2025. In accordance with the terms of the Agreement, the Company acquired (i) 51% of the issued and outstanding share capital of SPO for an aggregate purchase amount of NIS20,000,000.00 (approximately US$5,946,805) and (ii) 51% of the outstanding capital notes of SPO for an aggregate purchase amount of NIS1.00 (approximately US$0.30) (the “Acquisition”).

The foregoing description of the Acquisition and the Agreement does not purport to be complete and is qualified in its entirety by the full text of the SPA and the Side Letter, a copy of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2025, Ondas Autonomous Systems Inc. (“OAS”), a subsidiary of the Company entered into that certain Letter Agreement, by and among OAS and the signatories thereto, pursuant to which the maturity date of each of the Notes (as defined below) was amended to January 1, 2026.

As previously disclosed, (i) on October 10, 2024, OAS entered into that certain Securities Purchase Agreement, by and among OAS and a private investor group, including (i) Privet Ventures LLC, an entity affiliated with Eric Brock, Chairman and Chief Executive Officer of the Company and OAS, pursuant to which the private investor group purchased secured convertible promissory notes from OAS in the aggregate amount of $3.5 million (the “October Notes”), and (ii) on December 30, 2024, OAS entered into that certain Securities Purchase Agreement, by and among OAS and a private investor group, pursuant to which the private investor group purchased secured convertible promissory notes from OAS in the aggregate amount of $1.7 million (the “December Notes,” together with the October Notes, the “Notes”).

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements are not required in connection with the Acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b) Pro forma financial information is not required in connection with the Acquisition pursuant to Article 11 of Regulation S-X.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Share Purchase Agreement, by and amount the Company, Smart Precision Optics S.P.O LTD., and Shamir Investment Entrepreneurship ACS LTD., dated August 20, 2025 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2025).
2.2	Side Letter, by and amount the Company, Smart Precision Optics S.P.O LTD., and Shamir Investment Entrepreneurship ACS LTD., dated August 20, 2025 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2025).
10.1	Form of OAS Letter Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2025	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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